Exhibit 10.1

SECOND AMENDMENT

TO

SHAREHOLDER RIGHTS PLAN

This Second Amendment (the “Second Amendment”) to the Shareholder Rights Plan (the “Plan”) of St. Mary Land & Exploration Company, a Delaware corporation (the “Company”), is executed effective as of April 24, 2006.

RECITALS

WHEREAS, the Plan was established effective as of August 1, 1999 and was previously amended by a First Amendment to the Plan effective as of July 19, 2001;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s stockholders to further amend the Plan as set forth in this Second Amendment; and

WHEREAS, capitalized terms used but not defined in this Second Amendment shall have the meanings previously given to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

AMENDMENT

1.	Section 1(k) of the Plan is hereby amended in its entirety to read as follows:

“Final Expiration Date” shall mean December 31, 2011.

2.	Section 1(r) of the Plan is hereby amended in its entirety to read as follows:

“Purchase Price” shall mean, from and after April 24, 2006, $140.00 per share of Common Stock and shall be subject to adjustment thereafter from time to time as provided in this Plan.

3.            The first sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

At any time after the Distribution Date and prior to the Expiration Date, the registered holder of any Right may exercise such Right by written notice to the Company of such exercise together with payment of the Purchase Price for the Common Share as to which such Right is exercised.

The remainder of the Plan shall be unaffected by this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Shareholder Rights Plan to be duly executed on its behalf on April 24, 2006.

ST. MARY LAND & EXPLORATION COMPANY,

a Delaware corporation

By:	/s/ MARK A. HELLERSTEIN

Mark A. Hellerstein

Chairman of the Board, President and

Chief Executive Officer